                                                                   EXHIBIT 10.40




                          STRATEGIC ALLIANCE AGREEMENT

                                     BETWEEN

                    RHONE-POULENC RORER PHARMACEUTICALS INC.

                                       AND

                                      IRORI

                            DATED AS OF JUNE 15, 1998

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
1.       DEFINITIONS.........................................................................................  1
         1.1      "Acceptance Date"..........................................................................  1
         1.2      "Affiliate"................................................................................  2
         1.3      "RPR Resins"...............................................................................  2
         1.4      "Development Committee"....................................................................  2
         1.5      "Development Milestone"....................................................................  2
         1.6      "Effective Date"...........................................................................  2
         1.7      "Enhancement"..............................................................................  2
         1.8      "Enhancement Specifications"...............................................................  2
         1.9      "Facility".................................................................................  2
         1.10     "Initial Delivery Deadline"................................................................  2
         1.11     "NanoKan"..................................................................................  2
         1.12     "NanoKan Specifications"...................................................................  2
         1.13     "Party"....................................................................................  3
         1.14     "Purchase Price"...........................................................................  3
         1.15     "RPR"......................................................................................  3
         1.16     "Right and License"........................................................................  3
         1.17     "Software".................................................................................  3
         1.18     "System"...................................................................................  3
         1.19     "System Specifications"....................................................................  3
         1.20     "Third Party"..............................................................................  3
         1.21     "Update"...................................................................................  3

2.       MANUFACTURE; DELIVERY; OPTION.......................................................................  3
         2.1      Generally..................................................................................  3
         2.2      Satisfaction of Development Milestones, etc.; Acceptance; Rejection........................  4
         2.3      Delivery; Installation.....................................................................  5
         2.4      Identification; Passage of Title...........................................................  6
         2.5      Option to Purchase Additional System.......................................................  6

3.       DEVELOPMENT COMMITTEE...............................................................................  9
         3.1      Members....................................................................................  9
         3.2      Responsibilities...........................................................................  9
         3.3      Meetings...................................................................................  9
         3.4      Decisions.................................................................................. 10
         3.5      Term....................................................................................... 10
         3.6      Expenses................................................................................... 10

4.       INITIAL SYSTEM PURCHASE PRICE; PAYMENT.............................................................. 10
         4.1      Initial System Purchase Price.............................................................. 10
         4.2      Payment Schedule........................................................................... 11

         4.3      Mode of Payment; Taxes..................................................................... 11

5.       INTELLECTUAL PROPERTY; UPDATES...................................................................... 11
         5.1      Invention Ownership........................................................................ 11
         5.2      Title Does Not Pass; Right and License..................................................... 11
         5.3      Updates.................................................................................... 11
         5.4      Enhancements............................................................................... 12
         5.5      Installation............................................................................... 13
         5.6      Source Code................................................................................ 13

6.       SUPPORT; TRAINING................................................................................... 14
         6.1      Support and Maintenance.................................................................... 14
         6.2      Training................................................................................... 14

7.       SUPPLY AND PURCHASE................................................................................. 15
         7.1      Initial Obligations........................................................................ 15
         7.2      Requirements............................................................................... 15
         7.3      Orders..................................................................................... 15
         7.4      Delivery................................................................................... 15
         7.5      Quality Control............................................................................ 16
         7.6      Acceptance; Rejection...................................................................... 16
         7.7      Interim Replacement........................................................................ 16
         7.8      Invoicing; Payment......................................................................... 17
         7.9      Allocation................................................................................. 17
         7.10     Right to Manufacture....................................................................... 17
         7.11     RPR's Right to Manufacture................................................................. 18

8.       REPRESENTATIONS AND WARRANTIES; COVENANTS........................................................... 18
         8.1      Representations and Warranties of Both Parties............................................. 18
         8.2      Representations and Warranties of IRORI.................................................... 18
         8.3      Limited Right of Repair.................................................................... 19
         8.4      Disclaimer of Warranty..................................................................... 19
         8.5      Covenants of RPR........................................................................... 20

9.       THIRD PARTIES....................................................................................... 20
         9.1      Semi-Exclusivity........................................................................... 20
         9.2      Most Favored Nation........................................................................ 20
         9.3      Audit Request.............................................................................. 21

10.      INDEMNIFICATION..................................................................................... 21
         10.1     Obligation to Indemnify.................................................................... 21
         10.2     Notice..................................................................................... 21
         10.3     Complete Indemnification................................................................... 22
         10.4     Insurance.................................................................................. 22
         10.5     Partial Limitation on IRORI Indemnity...................................................... 22

11.      CONFIDENTIALITY..................................................................................... 22
         11.1     Confidential Information................................................................... 22
         11.2     Permitted Disclosures...................................................................... 23
         11.3     Remedies................................................................................... 23

12.      TERM; TERMINATION................................................................................... 23
         12.1     Term....................................................................................... 23
         12.2     Termination by RPR......................................................................... 23
         12.3     Breach..................................................................................... 24
         12.4     Effect of Termination...................................................................... 25
         12.5     Accrued Rights, Surviving Obligations...................................................... 26

13.      FORCE MAJEURE....................................................................................... 26
         13.1     Events of Force Majeure.................................................................... 26

14.      MISCELLANEOUS....................................................................................... 26
         14.1     Non-Solicitation........................................................................... 26
         14.2     Relationship of Parties.................................................................... 27
         14.3     Assignment................................................................................. 27
         14.4     Binding Effect............................................................................. 27
         14.5     Further Actions............................................................................ 27
         14.6     Costs and Expenses......................................................................... 27
         14.7     Inconsistency.............................................................................. 28
         14.8     Notice..................................................................................... 28
         14.9     Use of Name................................................................................ 28
         14.10    Public Announcements....................................................................... 28
         14.11    Waiver..................................................................................... 29
         14.12    Severability............................................................................... 29
         14.13    Amendment.................................................................................. 29
         14.14    Governing Law.............................................................................. 29
         14.15    Arbitration and Choice of Venue............................................................ 29
         14.16    Limitation on Liability.................................................................... 30
         14.17    Entire Agreement........................................................................... 30
         14.18    Counterparts............................................................................... 30
         14.19    Descriptive Headings....................................................................... 30

15.      SECURITY INTEREST................................................................................... 30
         15.1     Security Interest.......................................................................... 30
         15.2     Further Assurances......................................................................... 31
         15.3     Remedies................................................................................... 31
         15.4     Right and License in the Event of Breach................................................... 31
         15.5     Termination of Security Interest and Rights................................................ 32

EXHIBITS

        EXHIBIT A              SYSTEM AND NANOKAN SPECIFICATIONS AND MILESTONES

        EXHIBIT B              PROGRESS PAYMENT SCHEDULE

        EXHIBIT C              DESCRIPTION OF INSURANCE COVERAGE

                          STRATEGIC ALLIANCE AGREEMENT

        THIS STRATEGIC ALLIANCE AGREEMENT (this "Agreement") dated as of June 15, 1998 by and between Rhone-Poulenc Rorer Pharmaceuticals Inc., a corporation duly organized and existing under the laws of Pennsylvania, having offices at 500 Arcola Road, Collegeville, Pennsylvania 19426, for and on behalf of itself and its Affiliates ("RPR"), and IRORI, a corporation duly organized and existing under the laws of the State of California, having offices at 11149 North Torrey Pines Road, La Jolla, California 92037-1030 ("IRORI" or the "Company").

                             PRELIMINARY STATEMENTS

        A. RPR is a pharmaceutical company that engages in the discovery and development of new drug products.

        B. IRORI has developed directed sorting combinatorial chemistry systems that use microreactors and miniature electronic tags.

        C. RPR wishes to purchase from IRORI and secure a license from IRORI with respect to, and IRORI wishes to manufacture and sell to RPR and grant a license to RPR with respect to, a System, upon the terms and conditions set forth in this Agreement.

        D. In addition, RPR wishes to purchase from IRORI, and IRORI wishes to sell to RPR, a quantity of NanoKans, also upon the terms and conditions set forth in this Agreement.

        E. In conjunction with the execution of this Agreement, the Parties are entering into that certain Series D Preferred Stock Purchase Agreement, dated as of the Effective Date (the "Stock Purchase Agreement"), and such other agreements as are contemplated thereby.

        NOW, THEREFORE, in consideration of the foregoing Preliminary Statements and the mutual covenants and agreements of the Parties contained in this Agreement, the Parties agree as follows:

1. DEFINITIONS.

        As used in this Agreement, the following terms will have those meanings set forth in this Section 1 unless the context dictates otherwise.

        1.1 "Acceptance Date" shall mean, with respect to a System or an Enhancement, the date on which RPR accepts such System or Enhancement in accordance with Section 2.3, 2.5(e) or 5.4, as the case may be; provided that if before such date IRORI has notified RPR that the System or Enhancement has been installed at the Facility and that it conforms to the System/Enhancement Specifications, and the System/Enhancement is later determined to (or deemed to) conform to those Specifications as of the date of such notice, then the Acceptance Date shall be the date of such notice even if the date of actual acceptance is later.

        1.2 "Affiliate", with respect to any Party, shall mean any entity controlling, controlled by, or under common control with, such Party (but only so long as such control relationship exists). For these purposes, "control" shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of an entity.

        1.3 "RPR Resins" shall mean the resins used by RPR in the NanoKans.

        1.4 "Development Committee" shall have the meaning assigned thereto in
Section 3.1.

        1.5 "Development Milestone" shall mean each of the milestones set forth on Exhibit A attached.

        1.6 "Effective Date" shall mean the date first written above.

        1.7 "Enhancement" shall mean any upgrade or improvement to the System that materially improves its utility, efficiency or efficacy and that is not primarily intended to correct or avoid errors, malfunctions or defects in the System.

        1.8 "Enhancement Specifications" shall mean, with respect to any Enhancement, written specifications that set forth with specificity the quality and degree of improvement to the System that such Enhancement provides.

        1.9 "Facility" shall mean a facility in the continental United States with respect to the Initial System or any facility with respect to the Second System, selected by RPR at its sole discretion pursuant to Section 2.3.

        1.10 "Initial Delivery Deadline" shall mean *** .

        1.11 "NanoKan" shall mean IRORI's proprietary microreactor for solid phase synthesis that conforms to the NanoKan Specifications.

        1.12 "NanoKan Specifications" shall mean the specifications set forth on Exhibit A attached which relate to NanoKans, as may be amended by the Development Committee from time to time.

        1.13 "Party" shall mean RPR or IRORI and, when used in the plural, shall mean RPR and IRORI.

        1.14 "Purchase Price" shall mean the Initial System Purchase Price (as such term is defined in Section 4.1), the Second System Purchase Price (as such term is defined in Section 2.5) and the Enhancement Purchase Price(s) (as such term is defined in Section 5.4), either individually or collectively, as context dictates.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        1.15 "RPR" shall mean Rhone-Poulenc Rorer Pharmaceuticals Inc. together with its Affiliates.

        1.16 "Right and License" shall have the meaning assigned thereto in
Section 5.2.

        1.17 "Software" shall mean all of the software adapted or incorporated into the System from time to time.

        1.18 "System" shall mean IRORI's proprietary NanoKan Reactor System, including all hardware, equipment, Software and other components and any Updates or Enhancements provided to RPR pursuant to Section 5.3 or 5.4. Except to the extent context dictates otherwise, "System" shall include both the Initial System (as defined in Section 2.1) and the Second System (as defined in Section 2.5).

        1.19 "System Specifications" shall mean the specifications set forth on Exhibit A attached relating to the System, as may be amended by the Development Committee from time to time.

        1.20 "Third Party" shall mean any Person who or which is neither a Party nor an Affiliate of a Party.

        1.21 "Update" shall mean with any update, upgrade or improvement to the System other than Enhancements.

2. MANUFACTURE; DELIVERY; OPTION.

        2.1 Generally. On or before the Initial Delivery Deadline, IRORI shall manufacture, and promptly thereafter in accordance with the terms of this Agreement shall deliver and install at the Facility, in accordance with the System Specifications and the terms of this Agreement, one System (the "Initial System"). During the period between the Effective Date and the date on which the Initial System is delivered to the Facility, IRORI shall use its best commercial efforts to diligently fulfill its obligations under this Agreement and to satisfy each Development Milestone in a timely and expeditious manner and by the target completion date set forth on Exhibit A with respect to such Development Milestone.

        2.2 Satisfaction of Development Milestones, etc.; Acceptance; Rejection.

                (a) (i) IRORI shall give RPR notice promptly after IRORI believes that it has satisfied each Development Milestone with respect to the Initial System. For a period of *** (a "Testing Period") after the date of each such notice, RPR shall have the right to test the Initial System, as it then exists, at IRORI's site to verify that such Development Milestone has been satisfied (using the Development Milestone Criteria). RPR shall use reasonable efforts to expedite the performance of such testing.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                        (ii) If, upon the expiration of any Testing Period, RPR has failed to notify IRORI that such Development Milestone has not been satisfied, then such Development Milestone shall be deemed to have been satisfied.

                        (iii) If such testing indicates that such Development Milestone has not been satisfied, then prior to the expiration of the Testing Period, RPR shall notify IRORI of such non-satisfaction in sufficient detail to allow IRORI to attempt to remedy it. During the *** period following receipt of any such notice, IRORI shall use its best commercial efforts to satisfy such Development Milestone. If RPR reasonably determines, within *** after such *** period, that such Development Milestone still has not been satisfied, then RPR shall be excused temporarily from its obligation to make the payment of the Initial System Purchase Price that pertains to such Development Milestone under
Section 4.2, until such Development Milestone has been achieved. If RPR has failed to notify IRORI that such Development Milestone has not been satisfied prior to the expiration of such *** period, then such Development Milestone shall be deemed to have been satisfied.

                (b) (i) On or before the Initial Delivery Deadline, IRORI shall manufacture the Initial System and have it ready at IRORI's factory for testing pursuant to this Section 2.2(b). IRORI shall give RPR notice (a "Readiness Notice") promptly after IRORI believes that the Initial System has been completed and is ready for delivery. RPR shall have the right, as promptly as possible after the date of each Readiness Notice, and in any event not more than *** after the date of such notice, to test the Initial System to verify that the Initial System conforms to the System Specifications (using testing protocols developed by the Development Committee).

                        (ii) If, prior to the expiration of such *** period, RPR has failed to notify IRORI that the Initial System does not conform to the System Specifications, then the Initial System shall be prepared for delivery pursuant to Section 2.3.

                        (iii) If such testing indicates that the Initial System does not conform to the System Specifications, then prior to the expiration of such *** period, RPR shall notify IRORI of such non-conformity in sufficient detail to allow IRORI to attempt to remedy it. During the *** period following receipt of any such notice, IRORI shall use its best commercial efforts to bring the Initial System into conformity with the System Specifications. If RPR reasonably determines, within *** after such *** period, that the Initial System still does not conform to the System Specifications, then RPR shall be entitled to reject the Initial System by notice to IRORI, in addition to any other rights RPR may have under this Agreement, at law or in equity. If RPR has failed to notify IRORI that the Initial System does not conform to the System Specifications upon the expiration of such *** period, then the Initial System shall be prepared for delivery pursuant to Section 2.3.

                (c) Notwithstanding Section 14.15, any dispute arising between the Parties as to whether a Development Milestone has been satisfied or the Initial System or the Second System (as defined below) conforms to the System Specifications shall be determined in accordance with Section 3.4.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        2.3 Delivery; Installation.

                (a) Before *** , RPR shall notify IRORI of the location of the Facility and of any special delivery instructions. The Parties shall cooperate in coordinating the delivery and installation of the Initial System at the Facility. IRORI shall install the Initial System at the Facility in accordance with RPR's reasonable instructions and the System Specifications.

                (b) (i) RPR shall have the right, as promptly as possible after installation of the Initial System but in any event not more than *** after IRORI's installation of the Initial System at the Facility, to verify that the Initial System continues to conform to the System Specifications. To the extent it does not, IRORI shall promptly bring the Initial System into such conformity.

                        (ii) If, upon the expiration of such *** period, RPR has failed to notify IRORI that the Initial System does not continue to conform to the System Specifications, then the Initial System shall be deemed to continue to conform to the System Specifications, and RPR shall be deemed to have accepted the Initial System.

                        (iii) If such testing indicates that the Initial System does not conform to the System Specifications, then prior to the expiration of such *** period, RPR shall notify IRORI of such non-conformity in sufficient detail to allow IRORI to attempt to remedy it. During the *** period following receipt of any such notice, IRORI shall use its best commercial efforts to bring the Initial System into conformity with the System Specifications. If RPR reasonably determines, within *** after such *** period, that the Initial System still does not conform to the System Specifications, then RPR shall be entitled to reject the Initial System by notice to IRORI, in addition to any other rights RPR may have under this Agreement, at law or in equity. If RPR has failed to notify IRORI that the Initial System does not conform to the System Specifications upon the expiration of such *** period, then the Initial System shall be deemed to conform to the System Specifications, and RPR shall be deemed to have accepted the Initial System.

        2.4 Identification; Passage of Title. The Initial System shall be identified to this Agreement as of the Effective Date. IRORI shall bear the risk of any loss, deterioration or damage until the Initial System has been delivered and installed at the Facility in accordance with the terms of this Agreement. Except as provided in Section 5.2, title to the Initial System shall pass to RPR on the date of actual or deemed acceptance thereof pursuant to Section 2.3.

        2.5 Option to Purchase Additional System.

                (a) At any time prior to *** *** , RPR shall have an option to purchase a second System (the "Second System"). The total purchase price (the "Second System Purchase Price") payable by RPR in consideration of IRORI's manufacture, delivery and installation of the Second System by IRORI, and the Right and License with respect to the Second System that will be effective upon the Acceptance Date with respect thereto, shall be *** ; provided, however,


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

that if the Acceptance Date with respect to the Second System is delayed more than *** (such period, as may be extended as provided below, the "Grace Period") after the Second Delivery Deadline (as defined herein), the Second System Purchase Price shall be reduced by *** (calculated without regard to any previous reductions) for each *** period (or portion thereof) that such Acceptance Date is delayed beyond the Grace Period, except to the extent that RPR causes any such delay. The Parties acknowledge and agree that RPR's testing of the Second System in accordance with Section 2.5(c) and (e) shall not constitute delay. If the Grace Period has not expired at the time IRORI sends a Readiness Notice with respect to the Second System, then the Grace Period shall be extended (or, as the case may be, any period of delay of the Acceptance Date with respect to the Second System beyond the expiration of the Grace Period shall be tolled), day-for-day, for each day that elapses between RPR's receipt of any Readiness Notice and completion of RPR's inspection of the Second System pursuant to Section 2.5(c), and then for each day of a reasonable period for delivery and installation of the Second System at the applicable Facility, and then for each day that elapses between IRORI's notice to RPR that the Second System has been installed at the Facility and that it conforms to the System Specifications and completion of RPR's inspection of the Second System pursuant to Section 2.5(e). RPR shall notify IRORI promptly of the completion of any such inspections.

                (b) RPR may exercise such option by delivering a notice (the "Option Exercise Notice") to IRORI. The Option Exercise Notice shall set forth the date on which RPR expects IRORI to deliver the Second System (the "Second Delivery Deadline"), which shall not be sooner than ***
                                                    ***

        Following receipt of an Option Exercise Notice, IRORI shall use its best commercial efforts to diligently manufacture, deliver and install the Second System in a timely and expeditious manner.

                (c) (i) IRORI shall manufacture the Second System and, before the Second Delivery Deadline, have it ready at IRORI's factory for testing pursuant to this Section 2.5(c). IRORI shall give RPR a Readiness Notice promptly after IRORI believes that the Second System has been completed and is ready for delivery. RPR shall have the right, as promptly as possible after the date of each Readiness Notice, and in any event not more than *** after the date of such notice, to test the Second System to verify that the Second System conforms to the System Specifications (using testing protocols developed by the Development Committee).

                        (ii) If, upon the expiration of such *** period, RPR has failed to notify IRORI that the Second System does not conform to the System Specifications, then the Second System shall be prepared for delivery pursuant to Section 2.5(d).

                        (iii) If such testing indicates that the Second System does not conform to the System Specifications, then prior to the expiration of such *** period, RPR shall notify IRORI of such non-conformity in sufficient detail to allow IRORI to attempt to remedy it. During the *** period following receipt of any such notice, IRORI shall use its best commercial efforts to bring the Second System into conformity with the System Specifications. If RPR reasonably determines, within *** after such *** period, that the Second System still does not conform to the System Specifications, then RPR shall be entitled to reject


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

the Second System by notice to IRORI, in addition to any other rights RPR may have under this Agreement, at law or in equity. If RPR has failed to notify IRORI that the Second System does not conform to the System Specifications upon the expiration of such *** period, then the Second System shall be prepared for delivery pursuant to Section 2.5(d).

                (d) Simultaneous with delivery of the Option Exercise Notice, RPR shall notify IRORI of the location of the Facility and of any special delivery instructions for the Second System. The Parties shall cooperate in coordinating the delivery and installation of the Second System at the Facility. IRORI shall install the Second System at the Facility in accordance with RPR's reasonable instructions and the System Specifications.

                (e) (i) RPR shall have the right, as promptly as possible after installation of the Second System but in any event not more than *** after IRORI's installation of the Second System at the Facility, to verify that the Second System continues to conform to the System Specifications. To the extent it does not, IRORI shall promptly bring the Second System into such conformity.

                        (ii) If, upon the expiration of such *** period, RPR has failed to notify IRORI that the Second System does not continue to conform to the System Specifications, then the Second System shall be deemed to continue to conform to the System Specifications, and RPR shall be deemed to have accepted the Second System.

                        (iii) If such testing indicates that the Second System does not continue to conform to the System Specifications, then prior to the expiration of such *** period, RPR shall notify IRORI of such non-conformity in sufficient detail to allow IRORI to attempt to remedy it. During the *** period following receipt of any such notice, IRORI shall use its best commercial efforts to bring the Second System into conformity with the System Specifications. If RPR reasonably determines, within *** after such *** period, that the Second System still does not conform to the System Specifications, then RPR shall be entitled to reject the Second System by notice to IRORI, in addition to any other rights RPR may have under this Agreement, at law or in equity. If RPR has failed to notify IRORI that the Second System does not conform to the System Specifications upon the expiration of such *** period, then the Second System shall be deemed to conform to the System Specifications, and RPR shall be deemed to have accepted the Second System.

                (f) The Second System shall be identified to this Agreement as of the date of the Option Exercise Notice. IRORI shall bear the risk of any loss, deterioration or damage until the Second System has been delivered and installed at the Facility in accordance with the terms of this Agreement. Except as provided in Section 5.2, title to the Second System shall pass to RPR upon the date of actual or deemed acceptance thereof pursuant to Section 2.5(e).

                (g) RPR shall pay the Second System Purchase Price according to the following schedule:

                        (i) *** shall be paid in conjunction with delivery of the Option Exercise Notice;


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                        (ii) *** shall be paid within 45 days after the Second System is prepared for delivery pursuant to Section 2.5(c)(ii) or (iii); and

                        (iii) *** shall be paid within 45 days after the Acceptance Date of the Second System.

In the event that RPR rejects the Second System pursuant to Section 2.5(c) or
(e), RPR shall be excused from making any further payment of the Second System Purchase Price. Such rejection shall not be exclusive of any right to terminate this Agreement.

3. DEVELOPMENT COMMITTEE.

        3.1 Members. The Parties shall establish the Development Committee (the "Development Committee"), which shall be comprised of six members, three representatives designated by each Party. Members of the Development Committee may be represented at any meeting by a designee appointed by such member for such meeting. The chairperson of the Development Committee shall be designated annually on an alternating basis between the Parties. The initial chairperson shall be selected by RPR. The Party not designating the chairperson shall designate one of its representative members as secretary to the Development Committee for such year. Each Party shall be free to change its representative members, on notice to the other Party.

        3.2 Responsibilities. The Development Committee shall be responsible for:

                (a) developing, reviewing and modifying, from time to time, testing protocols for all Systems and Enhancements;

                (b) reviewing and modifying, from time to time, the System Specifications, Enhancement Specifications and NanoKan Specifications;

                (c) developing, reviewing and modifying, from time to time, criteria (the "Development Milestone Criteria") for determining whether each of the Development Milestones has been satisfied; and

                (d) overseeing the testing of all Systems prior to the delivery thereof.

The Development Committee shall use its best efforts to develop the testing protocols for the Initial System and the Development Milestone Criteria not later than 90 days after the Effective Date.

        3.3 Meetings. The Development Committee shall meet at such times and in such places as the Parties shall agree. Meetings may also be called by either Party, on 10 days' written notice to the other unless such notice is waived by the Parties. The meetings shall alternate between the offices of the Parties unless the Parties otherwise agree. The chairperson shall be responsible for sending notices of meetings to all members. The Development Committee may also convene or be polled or consulted from time to time by means of telecommunications, video conferences or


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

correspondence, as deemed necessary or appropriate, so long as any decisions are reduced to writing and signed by two representatives of each Party.

        3.4 Decisions.

                (a) All decisions of the Development Committee shall be made by unanimous agreement of the members (or their designees) present in person or by telephone at any meeting, provided that at least one representative of each Party is present at such meeting.

                (b) In the event that unanimity cannot be reached by the Development Committee with respect to a matter that is subject to its decision-making authority, then the matter shall be referred for further review and resolution to the Senior Vice President-Research of RPR, or such other similar position designated by RPR from time to time, and the Vice President, Business Development, at IRORI, or such other similar position designated by IRORI from time to time. Such designated officers of each Party shall use reasonable efforts to resolve the matter within 30 days after the matter is referred to them. If they cannot resolve the matter within 30 days, then the matter shall be decided by the Senior Vice President-Research of RPR, or such other similar position designated by RPR from time to time, in good faith, giving appropriate consideration to the reasonable business, scientific and technical feasibility concerns of IRORI.

                (c) All decisions of the Development Committee or the designated officer(s) of the Party(ies) made in accordance with the procedures set forth in this Section 3.4 shall be final and binding upon the Parties and shall only be appealable by either of the Parties if not made in good faith or, to the extent applicable, with appropriate consideration of reasonable business, scientific and technical feasibility concerns.

        3.5 Term. The Development Committee shall exist for such period as necessary to perform the responsibilities assigned to it under this Agreement.

        3.6 Expenses. Each Party shall be responsible for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, the Development Committee.

4. INITIAL SYSTEM PURCHASE PRICE; PAYMENT.

        4.1 Initial System Purchase Price. The total purchase price (the "Initial System Purchase Price") payable by RPR in consideration of IRORI's manufacture, delivery and installation of the Initial System by IRORI, and the Right and License with respect thereto that will be effective upon the Acceptance Date with respect to the Initial System, shall be $4,000,000. Notwithstanding any other provision of this Agreement, IRORI shall not be entitled to receive any consideration beyond the amount of the Initial System Purchase Price in connection with such manufacture, delivery and installation, except pursuant to Section 5.4.

        4.2 Payment Schedule. RPR shall pay the Initial System Purchase Price upon the occurrence of the events set forth on Exhibit A (each such event, a "Development Milestone") and in accordance with the progress payment schedule set forth on Exhibit B attached. Each progress payment shall be made within 30 days after the satisfaction of the relevant Development Milestone as provided in Section 2.2, upon IRORI's submission of an invoice therefor to RPR.

        4.3 Mode of Payment; Taxes. RPR shall make all payments required under this Agreement as directed by IRORI from time to time in U.S. Dollars. RPR shall pay all federal, state and local sales, use, property, excise or other taxes imposed on or with respect to the manufacture, delivery and installation of the Systems, except taxes levied on IRORI's net income.

5. INTELLECTUAL PROPERTY; UPDATES.

        5.1 Invention Ownership. IRORI shall own all inventions, processes, improvements, works of authorship, technology, ideas, data and know-how, whether or not entitled to patent or copyright protection, that arise from IRORI's performance of its obligation to manufacture the System (collectively, "Inventions"). The Parties agree that any Inventions shall not constitute "works made for hire" under U.S. copyright law.

        5.2 Title Does Not Pass; Right and License. Notwithstanding any other provision of this Agreement, title to any Software, Inventions and other proprietary intellectual property of IRORI adapted or incorporated into the System, Updates (as such term is defined herein) or Enhancements (collectively, the "IRORI Intellectual Property") shall not pass to RPR. Instead, to the extent necessary, IRORI hereby grants RPR (effective upon the Acceptance Date with respect to each System) a non-exclusive, paid-up worldwide right and license during the term of this Agreement under the IRORI Intellectual Property to operate each respective System purchased pursuant to this Agreement and exercise its rights under this Agreement (collectively, the "Right and License"). RPR shall not have the right to sublicense the Right and License without the prior written consent of IRORI. RPR shall not have the right to assign the Right and License except in connection with an assignment of all of RPR's rights and obligations under this Agreement pursuant to, and in compliance with, Section 14.3.

        5.3 Updates. For a period of *** following the Acceptance Date with respect to each System and at no cost to RPR, IRORI shall provide and incorporate into such System, or grant RPR a Right and License to use, as the case may be, all Updates to such System that are developed during such period. Following such *** period, RPR shall have the right to purchase, or to be granted a Right and License to use, as the case may be, such Updates at IRORI's standard commercial rates therefor. Title to all Updates that are not IRORI Intellectual Property shall pass to RPR upon their incorporation into the System.

        5.4 Enhancements.

                (a) During the term of this Agreement, IRORI shall notify RPR promptly after the development of any Enhancement not developed for RPR pursuant to Section 5.4(b). Any such notice shall include a copy of the applicable Enhancement Specifications. RPR shall have the right to purchase, or to obtain a Right and License to use, as the case may be, any or all such Enhancements. In the event that RPR wishes to purchase any such Enhancement or such Right and License, RPR shall notify IRORI, and IRORI shall quote RPR a price therefor (the "Enhancement Purchase Price"). ***


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                        ***
                *** . RPR may purchase such Enhancement or a Right and License to use same, as the case may be, by submitting a purchase order which is in a form mutually acceptable to the parties, to the extent that such form is not inconsistent with the terms of this Agreement, within *** .

                (b) In addition, RPR shall have the right to request, from time to time, that IRORI develop Enhancements to meet Enhancement Specifications proposed by RPR. IRORI shall not unreasonably refuse to develop any such Enhancements. Promptly after any such request by RPR, the Development Committee shall develop the Enhancement Specifications for the Enhancement. Promptly after the Enhancement Specifications have been finalized, IRORI shall quote RPR the Enhancement Purchase Price for the development and incorporation of such Enhancement into the System (and, to the extent necessary a Right and License to use same), *** , and shall provide a good faith estimate of the time IRORI will require to develop such Enhancement. RPR may purchase such Enhancement or a Right and License to use same, as the case may be, by submitting a purchase order which is in a form mutually acceptable to the parties, to the extent that such form is not inconsistent with the terms of this Agreement, within *** . Following receipt of any such purchase order, IRORI shall use its best commercial efforts to deliver and incorporate into the System such Enhancement within the estimated development period.

                (c) For a period of *** after IRORI's incorporation of any Enhancement into the System, RPR shall have the right to test the System to verify that the Enhancement conforms to the applicable Enhancement Specifications (using the testing protocol developed by the Development Committee). If RPR has failed to notify IRORI that the Enhancement does not conform to the applicable Enhancement Specifications prior to the end of such *** period, then the Enhancement shall be deemed so to conform, and RPR shall be deemed to have accepted it.

                (d) If such testing indicates that the Enhancement does not conform to the Enhancement Specifications, then prior to the expiration of such *** period referred to in Section 5.4(c), RPR shall notify IRORI of such non-conformity in sufficient detail to allow IRORI to attempt to bring the Enhancement into conformity with the applicable Enhancement Specifications. During the 30-day period following receipt of any such notice, IRORI shall use its best commercial efforts to bring the Enhancement into conformity with the applicable Enhancement Specifications, and RPR shall allow IRORI's representatives reasonable access to the System(s), during normal business hours, for such purpose. If RPR reasonably determines, within 15 days after such 30-day period, that the Enhancement does not conform to the applicable Enhancement Specifications, then RPR shall be entitled to reject the Enhancement by notice to IRORI. In the event of any such rejection, IRORI shall promptly un-install the Enhancement and refund to RPR the entire amount of price previously paid by RPR with respect thereto. If RPR has failed to notify IRORI that the Enhancement does not conform to the applicable Enhancement Specifications prior to the end of such 15-day period, then the Enhancement shall be deemed so to conform, and RPR shall be deemed to have accepted it.

                (e) Title to all Enhancements (i.e., to RPR's physical copies thereof) that are not IRORI Intellectual Property shall pass to RPR upon RPR's acceptance thereof.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                (f) IRORI shall submit an invoice for the Enhancement Purchase Price to RPR upon delivery and installation of an Enhancement into the System. All invoices shall be sent to the address specified on the RPR purchase order. Payment of such invoices shall made within 45 days after receipt of an invoice for such payment.

        5.5 Installation. The Parties shall cooperate in coordinating the delivery and installation of any Updates or Enhancements.

        5.6 Source Code.

                (a) Within 180 days after the Effective Date and within 10 days after the first day of each calendar quarter thereafter until the Source Code Release Date (as herein defined), IRORI shall deposit with Data Securities International (the "Escrow Agent") a copy of the most current source code and any documentation (including drawings, blueprints and other technical information) of and for the Software or otherwise necessary or useful for the development, manufacture or operation of the System, all pursuant to an escrow agreement (the "Escrow Agreement") the terms and conditions of which are acceptable to RPR. The Escrow Agreement shall provide, among other things, that RPR shall have access to such source code and other materials, subject to the Right and License and the other terms and conditions of this Agreement (including Sections 11 and 15), if RPR delivers to the Escrow Agent a Collateral Acquisition Notice (as defined below) or if IRORI or any of its Affiliates becomes the subject of any voluntary or involuntary proceeding, under state or federal law, in the nature of bankruptcy, receivership or assignment for the benefit of creditors which is not dismissed within 60 days after the institution, initiation or filing of such proceeding.

                                       ***
                                       ***
                                       ***
                                       ***
                                       ***

                                       ***
                                       ***

                Notwithstanding any other provision of this Agreement, RPR's rights under this Section 5.6(b) shall terminate upon any assignment of its rights and obligations under this Agreement to a Third Party.

6. SUPPORT; TRAINING.

        6.1 Support and Maintenance. During the *** period following the Acceptance Date with respect to each System, IRORI shall provide RPR with customer and technical support in connection with RPR's use of such System, and maintenance of such System, at no additional cost to RPR. After such *** period and during the remainder of the term of this Agreement, IRORI shall provide RPR with customer and technical support in connection with RPR's use of such


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

System, and maintenance of such System, at IRORI's published commercial rates therefor. Such support and maintenance shall include critical bug fixes, reasonable assistance via telephone and fax, dial in via modem assistance, receipt of any newsletter or other customer publications put out by IRORI and on-site support.

        6.2 Training. For a period of *** after the Acceptance Date with respect to each System, and for a period of *** following the installation of any major Update or RPR's acceptance of any Enhancement, IRORI shall provide training in the operation and maintenance thereof to RPR's employees at the Facility, at no additional cost to RPR. RPR shall be responsible for all per diem expenses incurred by its employees in connection with any such training. The Parties shall cooperate in the scheduling of all such training.

7. SUPPLY AND PURCHASE.

        7.1 Initial Obligations.

                (a) On the Acceptance Date with respect to the Initial System, RPR automatically shall be deemed to have ordered from IRORI an aggregate of *** NanoKans, at a price of *** each, and IRORI shall be entitled to submit to RPR an invoice therefor, in accordance with Section 7.8(a).

                (b) Between the Acceptance Date with respect to the Initial System and the second Anniversary of such Acceptance Date, RPR shall order from IRORI an aggregate of *** additional NanoKans, at a price of *** each. This is a take-or-pay.

        7.2 Requirements.

                (a) After RPR has ordered an aggregate of *** NanoKans pursuant to Section 7.1, RPR shall purchase from IRORI, and IRORI shall supply to RPR, NanoKans representing 100% of RPR's requirements for microreactors for solid phase synthesis for use with the Systems. ***

                                          ***
                                          ***

***. If IRORI has not supplied NanoKans to any Third Party within such 12-month period, then such price shall be $1.00 per NanoKan, subject to adjustment commencing on January 1, 2001 (and on each January 1 thereafter) to reflect the aggregate change, if any, in the Consumer Price Index (All Consumers, All Urban Areas), published by the U.S. Department of Labor, during the period commencing on the immediately preceding January 1.

                (b) At any time following the seventh anniversary of the Acceptance Date with respect to the Initial System, RPR shall have the right to terminate its obligations under Section 7.2(a), or from time to time to reduce the percentage of RPR's requirements for NanoKans that it is obligated to purchase thereunder, by giving 180 days' prior notice to IRORI.

        7.3 Orders. Except as set forth in Section 7.1(a), RPR shall place orders for NanoKans with IRORI, setting forth trade units, delivery dates and shipping instructions with respect to each


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

shipment, from time to time. IRORI shall accept such orders from RPR. RPR's orders shall be made pursuant to a purchase order which is in a form mutually acceptable to the parties, to the extent that such form is not inconsistent with the terms of this Agreement.

        7.4 Delivery. IRORI shall deliver all NanoKans ordered by RPR pursuant to Section 7.1(b), 7.3 or 7.7 within *** of IRORI's receipt of RPR's purchase order. All NanoKans delivered pursuant to this Agreement shall be suitably packed for shipment by IRORI and marked for shipment to the destination point indicated in RPR's purchase order. All NanoKans will be delivered F.O.B. the shipping point designated by IRORI. The shipping packaging shall be in accordance with good commercial practice with respect to protection of the NanoKans during transportation. All shipping and insurance costs, as well as any special packaging expenses, shall be paid by RPR.

        7.5 Quality Control. IRORI shall conduct quality control testing of the NanoKans prior to shipment in accordance with its customary quality control procedures. IRORI shall retain records pertaining to such testing.

        7.6 Acceptance; Rejection.

                (a) RPR may test or cause to be tested the NanoKans supplied by IRORI, using a random sampling methodology and otherwise in accordance with RPR's customary procedures, within *** of receipt thereof by RPR or its designee. RPR or its designee shall have the right to reject any shipment of NanoKans made to it under this Agreement which does not meet the NanoKan Specifications when received by RPR. All claims by RPR of non-conforming NanoKans shall be deemed waived unless made by RPR in writing and received by IRORI within such *** period. At IRORI's request and expense, RPR shall return to IRORI or destroy, in accordance with IRORI's instructions, any rejected shipment of NanoKans.

                (b) In the event that the parties are unable to agree as to whether a shipment of NanoKans supplied by IRORI hereunder meet the NanoKan Specifications, such question shall be submitted to an independent quality control laboratory as the Parties may mutually agree upon. The findings of such independent laboratory shall be binding upon the Parties, absent manifest error. The cost of the independent quality control laboratory shall be borne by the Party whose results are shown by such laboratory to have been incorrect.

                (c) In the event that IRORI concedes or the independent quality control laboratory finds that a shipment of NanoKans does not comply with the NanoKan Specifications, IRORI will promptly, to the extent such shipment has not been replaced pursuant to Section 7.7, re-manufacture and deliver to RPR the same quantity of NanoKans as contained in the shipment in question.

        7.7 Interim Replacement. During the pendency of any dispute concerning the conformity of a shipment of NanoKans to the NanoKan Specifications, IRORI shall promptly replace the shipment under dispute, at the request of RPR. Such replacement NanoKans shall be ordered in accordance with Section 7.3 and shall be invoiced by IRORI and paid for by RPR at the same price as the rejected shipment of NanoKans was invoiced.


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

        7.8 Invoicing; Payment.

                (a) IRORI shall submit an invoice to RPR upon shipment of NanoKans ordered by RPR hereunder, whether pursuant to Section 7.1, 7.3 or 7.7. All invoices shall be sent to the address specified on the RPR purchase order, and each such invoice shall include any insurance, taxes or other costs incident to the purchase or shipment initially paid by IRORI but to be borne by RPR hereunder.

                (b) Payment of such invoices shall made within 45 days after receipt of an invoice for such payment; provided, however, that RPR shall not be required to pay any invoice with respect to any shipment of NanoKans that fails to meet the NanoKan Specifications, but RPR shall be obligated to pay in full for any rejected shipment of NanoKans that is subsequently determined to meet the NanoKan Specifications; and provided, further, that the running of such 45-day period shall be tolled during the pendency of any dispute concerning the conformity of a shipment of NanoKans to the NanoKan Specifications. In the event that RPR pays for a shipment of NanoKans and subsequently rejects such shipment in accordance with the terms of this Agreement, RPR shall be entitled to a refund or credit equal to the amount paid with respect to such rejected shipment.

        7.9 Allocation.

                (a) Subject to Section 7.9(b), in the event that IRORI is unable to supply all of RPR's requirements for NanoKans in accordance with Section 7.4, due to force majeure or otherwise, IRORI shall allocate *** of its available NanoKans to RPR until IRORI has supplied all such NanoKans.

                (b) The Parties acknowledge and agree that IRORI has entered into a relationship with another strategic partner (the "Other Partner"). If, at any time when IRORI is unable to supply all of RPR's requirements for NanoKans, IRORI's relationship with the Other Partner is in effect, then IRORI shall allocate *** of its available NanoKans between RPR and the Other Partner, in proportion to the quantity of NanoKans for which each of them has orders pending at such time. IRORI shall promptly disclose to RPR the identity of the Other Partner, if RPR so requests, but in that case IRORI shall have the right to disclose to the Other Partner the existence (but not the specific financial terms) of RPR's relationship with IRORI under this Agreement. In any event, in connection with any allocation under this Section 7.9(b), IRORI shall notify RPR promptly of the identity of the Other Partner, if IRORI has not already done so.

        7.10 Right to Manufacture.

                (a) In the event of an Inability to Supply, RPR may elect either: (i) to manufacture (or have manufactured) pursuant to Section 7.11 such quantity of NanoKans that IRORI fails so to supply; or (ii) to assume full responsibility for the supply of all of RPR's requirements for NanoKans under this Agreement. For purposes of this Section 7, an "Inability to Supply" shall mean: (X) with respect to any 60-day period, more than *** of the NanoKans to be delivered during such period were delivered more than 30 days after the respective delivery dates


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

therefor; or (Y) with respect to any six-month period, more than *** of the NanoKans to be delivered during such period were delivered after the respective delivery dates therefor, provided, in each case, that not more than *** nor fewer than *** NanoKans were to be delivered during any 30-day period.

                (b) The remedy provided in this Section 7.10 shall be in addition to any other remedies available to RPR under this Agreement, at law or in equity. RPR's rights under this Section 7.10 shall not be affected in any way by its waiver or failure to take action with respect to any previous event giving rise to such right.

        7.11 RPR's Right to Manufacture. IRORI hereby grants to RPR, and RPR hereby accepts, a license (the "Manufacturing License") under all necessary IRORI patents and know-how to make or have made NanoKans for such of RPR's requirements as RPR has elected pursuant to Section 7.10(a)(i) or (ii). Such Manufacturing License shall be subject to all other terms and conditions of this Agreement. In addition, RPR agrees not to exercise any of its rights under the Manufacturing License except to the extent expressly permitted in Section 7.10(a). In such event: (i) IRORI shall provide to RPR (or its designee) copies of all documentation within IRORI's control that is reasonably necessary for RPR to manufacture (or have manufactured) NanoKans; (ii) IRORI shall provide such technical assistance to RPR (or its designee) as is reasonably necessary to enable RPR (or such of its Affiliates, Third Parties or designees as it may designate) to manufacture NanoKans pursuant to the NanoKan Specifications; (iii) RPR shall be relieved of its obligation to purchase such quantities of NanoKans from IRORI, to the extent that RPR has the right to exercise the Manufacturing License; and (iv) IRORI shall reasonably cooperate with RPR to establish an alternative supply, including sources of materials. In the event that RPR has NanoKans manufactured by a Third Party, such Third Party shall enter into a confidentiality agreement with IRORI to protect against the unauthorized use and disclosure of IRORI's Confidential Information.

8. REPRESENTATIONS AND WARRANTIES; COVENANTS.

        8.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that: (i) it is free to enter into this Agreement; (ii) in so doing, it will not violate any other agreement to which it is a party; and (iii) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

        8.2 Representations and Warranties of IRORI. IRORI represents and warrants to RPR that:

                (a) IRORI shall adhere to all governmental laws and regulations applicable to the performance of its obligations under this Agreement.

                (b) IRORI shall have secured in a timely manner all permits or licenses required in connection with the performance of its obligations under this Agreement.

                (c) Neither IRORI's manufacture, delivery, installation and sale of the System, nor its manufacture and sale of NanoKans, nor RPR's use of the System or NanoKans for any legal


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

purpose, shall infringe upon any U.S. or foreign patent of any Third Party and shall not violate, conflict with or infringe upon any other rights of any Third Party.

                (d) No action, suit or claim has been initiated, or threatened in writing, against IRORI with respect to the intellectual property necessary for it to perform its obligations under this Agreement (including, without limitation, the IRORI Intellectual Property in existence as of the Effective
Date), or its right to enter into and perform its obligations under this Agreement.

                (e) Each System and Enhancement shall be free from defects in material and workmanship under normal use and service and, if operated and maintained in accordance with IRORI's reasonable written instructions, shall perform in accordance with the System Specifications or applicable Enhancement Specifications, as the case may be, for a period of ***
  *** .

                (f) IRORI has not previously entered into or agreed to enter into any agreements with any Third Parties, except for the Other Partner, with respect to the manufacture, delivery and installation of any Systems or the manufacture and supply of NanoKans.

        8.3 Limited Right of Repair. In connection with any breach of the representations and warranties of IRORI set forth in Section 8.2(e) arising after RPR's acceptance of a System or an Enhancement, as the case may be, IRORI shall be entitled, at its sole cost and expense, to attempt to rectify, via repair, replacement or Update, any such breach during a reasonable period of time (but in no event greater than 60 days) after RPR provides IRORI notice of such breach. During any such period when IRORI is diligently attempting to rectify any such breach (or, if IRORI succeeds in so rectifying, thereafter), RPR shall not pursue any remedy under this Agreement or otherwise at law or in equity with respect to such breach. The Parties acknowledge and agree that any forbearance by RPR pursuant to the preceding sentence shall not constitute a waiver of any of RPR's rights in connection with such breach.

        8.4 Disclaimer of Warranty. EXCEPT AS SPECIFICALLY SET FORTH IN SECTIONS
8.1 AND 8.2, IRORI DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF DESIGN, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE PRACTICE, WITH RESPECT TO ANY SYSTEM OR NANOKANS PURCHASED BY RPR UNDER THIS AGREEMENT.

        8.5 Covenants of RPR. Except as expressly permitted by Sections 7.10 and 7.11, RPR covenants to IRORI that RPR shall not create, or attempt to create, by decompilation, reverse engineering or otherwise, the System or any of its components, including without limitation the Software, or NanoKans.

9. THIRD PARTIES.

        9.1 Semi-Exclusivity. During the period commencing on the Effective Date and ending on the first anniversary of the Acceptance Date with respect to the Initial System, IRORI shall not


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

sell, license, lease or otherwise transfer any interest in a System (or any functionally equivalent system) to or for, or operate a System (or any functionally equivalent system) for the benefit of, any Third Party other than the Other Party.

        9.2 Most Favored Nation.

                (a) If, during the period commencing on the Effective Date and ending on the *** with respect to the Initial System (the "Protected Period"), IRORI sells, or otherwise conveys full or substantially full title to, a System (or any functionally equivalent system) to any Third Party at a price less than the Initial System Purchase Price (a "Below-Price Sale"), then the Initial System Purchase Price shall be adjusted, whether prospectively or retroactively, to such lower price. IRORI shall promptly notify RPR of any Below-Price Sale. If a Below-Price Sale occurs prior to RPR's payment in full of the Initial System Purchase Price, then RPR's remaining payments against the Initial System Purchase Price shall be adjusted accordingly. To the extent that the amount of such remaining payments is insufficient to realize the full adjustment to be made pursuant to this Section 9.2, or if a Below-Price Sale occurs after RPR's payment in full of the Initial System Purchase Price, IRORI shall refund the difference or the amount of such adjustment, as the case may be, to RPR within 30 days after the date of IRORI's notice of such Below-Price Sale.

                (b) During the Protected Period, following any adjustment of the Initial System Purchase Price pursuant to Section 9.2(a), if and as often as IRORI sells, or otherwise conveys full or substantially full title to, a System (or any functionally equivalent system) to any Third Party at a price less than the price to which the Initial System Purchase Price previously has been adjusted, then the Initial System Purchase Price shall be further adjusted to such lower price, in accordance with Section 9.2(a).

                (c) Notwithstanding the other provisions of this Section 9.2, the Parties acknowledge and agree that if any Third Party purchases a System for not less than *** and subsequently purchases a second System for not less than *** the purchase and sale of such second System shall not constitute a Below-Price Sale.

        9.3 Audit Request.

                (a) Commencing on the Effective Date and until the sixth anniversary of the Acceptance Date with respect to the Initial System, at the request of RPR, IRORI and its Affiliates shall permit an independent certified public accountant appointed by RPR, at reasonable times and upon reasonable notice, to examine all relevant records and all other documents in the possession or control of IRORI or its Affiliates as may be necessary: (i) to verify IRORI's satisfaction of its obligations under Sections 9.1 and 9.2; or
(ii) to verify that IRORI is not in breach of its representation and warranty under Section 8.2(f).

                (b) During the term of this Agreement and for a period of three years thereafter, at the request of RPR, IRORI and its Affiliates shall permit an independent certified public accountant appointed by RPR, at reasonable times and upon reasonable notice, to examine all relevant records and all other documents in the possession or control of IRORI or its Affiliates as may be necessary: (i) to verify IRORI's satisfaction of its obligations under Section 7.9; or (ii) in


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

connection with any assignment pursuant to Section 14.3(b), to verify the correctness of any Assignment Fee charged by IRORI.

                (c) Said accountant shall not disclose to RPR the identity of any Third Party with which IRORI has a relationship. The results of any such examination shall be made available to both Parties. RPR shall bear the full cost of the performance of any such audit unless the results of such audit indicate that IRORI is in default with respect to its obligations identified in
Section 9.3(a) or (b), in which event IRORI shall bear such cost.

10. INDEMNIFICATION.

        10.1 Obligation to Indemnify. Subject to Section 8.3, IRORI shall defend, indemnify and hold RPR and its Affiliates, and each of their respective directors, officers and employees (each, an "Indemnitee"), harmless from and against any and all claims, suits or demands for liability, damages, losses, costs and expenses (including the costs and expenses of attorneys and other professionals) arising out of Third Party claims or suits resulting from a breach of IRORI's representations and warranties set forth in Section 8.2 (including those relating to intellectual property), or from any tort claims of personal injury (including death) or property damage relating to or arising out of RPR's use of the System and/or NanoKans in accordance with the System Specifications and/or the NanoKan Specifications, as the case may be, and IRORI's written instructions.

        10.2 Notice. In the event that any Indemnitee is seeking indemnification under Section 10.1, such Indemnitee shall inform IRORI of a claim as soon as reasonably practicable after it receives notice of the claim, shall permit IRORI to assume direction and control of the defense of the claim (including the sole right to settle the claim at IRORI's sole discretion, provided that such settlement does not materially adversely affect any rights of, or impose any obligation on, the Indemnitee) with legal counsel selected by IRORI and reasonably acceptable to RPR, and shall cooperate as requested (at the expense of the IRORI) in the defense of the claim.

        10.3 Complete Indemnification. All costs and expenses incurred by an Indemnitee in connection with enforcement of this Section 10 shall also be reimbursed by IRORI.

        10.4 Insurance. During the term of this Agreement and for a period of 10 years thereafter, IRORI shall maintain basic comprehensive general liability and products liability insurance (including contractual liability coverage on IRORI's indemnification obligations under this Agreement) with respect to the work it performs and the products it manufactures and sells under this Agreement substantially consistent with the insurance coverage described on Exhibit C, which insurance shall designate RPR as an additional insured and shall pay the premiums due thereunder. The terms and conditions of such insurance policy and any and all amendments thereto, as well as the amount insured, shall be submitted for reasonable approval to RPR, and RPR shall receive a copy of any such policy and amendments thereto.

        10.5 Partial Limitation on IRORI Indemnity. In no event shall IRORI's liability under this Section 10 with respect to Third Party claims or suits resulting from a breach of IRORI's representations and warranties set forth in
Section 8.2 exceed the total Purchase Price paid by RPR under this Agreement.

11. CONFIDENTIALITY.

        11.1 Confidential Information. Except as expressly provided herein, the Parties agree that, during the term of this Agreement and for eight years thereafter, the receiving Party shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other Party pursuant to this Agreement which, if disclosed in tangible form, is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature or, if disclosed orally, is indicated as confidential or proprietary in writing by the disclosing Party within a reasonable time after such disclosure (collectively, "Confidential Information"). Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by written documentation:

                (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

                (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

                (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

                (d) was subsequently lawfully disclosed to the receiving Party by a Third Party or developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party.

        11.2 Permitted Disclosures. Notwithstanding the provisions of Section 11.1, each Party may disclose the other Party's Confidential Information to the extent such disclosure is reasonably necessary to exercise the rights granted to it under this Agreement or to comply with applicable laws and regulations, provided that if a Party is required to make any such disclosure of the other Party's Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the latter Party of such disclosure and will use its reasonable efforts to limit the scope of such disclosure to only that information which it is necessary to disclose and to secure confidential treatment of such information prior to its disclosure. If the Party whose Confidential Information is to be disclosed has not filed a patent application with respect to such Confidential Information, it may require the other Party to delay the proposed disclosure (to the extent the disclosing Party may legally do so) for up to 90 days, to allow for the filing of such an application.

        11.3 Remedies. Each Party shall be entitled, in addition to any other right or remedy it may have, at law or in equity, to temporary, preliminary and permanent injunctions, without the posting of any bond or other security, enjoining or restraining the other Party and its Affiliates from any violation or threatened violation of this Section 11.

12. TERM; TERMINATION.

        12.1 Term. The term of this Agreement shall commence as of the Effective Date and shall expire upon the termination, pursuant to Section 7.2(b), of RPR's obligation to purchase NanoKans from IRORI, unless sooner terminated in accordance with this Section 12.

        12.2 Termination by RPR. RPR shall have the right to terminate this Agreement at any time prior to the Acceptance Date with respect to the Initial System, upon notice to IRORI, without further obligation to IRORI except as provided in this Section 12.2 and in Section 12.4(b). In conjunction with RPR's giving of any such notice, RPR shall pay the next payment of the Initial System Purchase Price that would have accrued under Section 4.2 if RPR had not terminated this Agreement. In addition, following any such termination, IRORI shall be entitled to retain all payments of the Initial System Purchase Price that RPR shall have made prior to the date of any such notice, and RPR shall remain liable to IRORI for all payments of the Initial System Purchase Price that shall have accrued but shall not have been paid prior to the date of any such notice.

        12.3 Breach.

                (a) Subject to Section 12.3(b), failure by either Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give to the Party in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within 30 days after the receipt of such notice (or, if such default reasonably cannot be cured within such 30-day period, if the Party in default does not commence and diligently continue actions to cure such default), the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement and in addition to any other remedies available to it at law or in equity, to terminate this Agreement by giving further written notice, to take effect immediately upon delivery thereof. The right of either Party to terminate this Agreement, as provided in this Section 12.3(a), shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

                (b) Notwithstanding Section 12.3(a), RPR shall not have the right to terminate this Agreement with respect to:

                        (i) Any failure of IRORI to satisfy a Development Milestone or any failure of a System to conform to the System Specifications until IRORI has been given an opportunity to rectify such failure, as specifically provided in Section 2.2, 2.3 or 2.5, as the case may be, and has failed to rectify it within the period as specifically provided in Section 2.2,
2.3 or 2.5, as the case may be -- but thereafter this Section 12.3(b)(i) shall not prevent termination under Section 12.3(a) or other remedies under Section 12.3(c);

                        (ii) Any failure of an Enhancement to conform to the applicable Enhancement Specifications;

                        (iii) Any alleged failure of NanoKans supplied hereunder to conform to the NanoKan Specifications;

                        (iv) Any Inability to Supply;

                        (v) Any breach of the representations and warranties of IRORI set forth in Section 8.2(e) arising after RPR's acceptance of a System unless IRORI has been given an opportunity to rectify such breach, as specifically provided in Section 8.3, and has failed to rectify it within the period as specifically provided in Section 8.3 -- but thereafter this Section 12.3(b)(v) shall not prevent termination under Section 12.3(a) or other remedies under Section 12.3(c); or

                        (vi) Any breach of the representations and warranties of IRORI set forth in Section 8.2(e) with respect to any Enhancement.

                (c) Section 12.3(b) shall not limit any remedy available to RPR at law or in equity, other than termination, for the occurrence (if not cured during the relevant cure periods) of the matters described in Section 12.3(b).

        12.4 Effect of Termination.

                (a) Following the expiration of the term of this Agreement pursuant to Section 12.1 due to the termination, pursuant to Section 7.2(b), of RPR's obligation to purchase NanoKans from IRORI, the Right and License shall become perpetual.

                (b) Following the termination of this Agreement by RPR pursuant to Section 12.2, RPR shall return to IRORI the Initial System, or any components thereof, to the extent that same shall have been delivered to RPR prior to the effective date of such termination, at RPR's sole cost and expense. Neither Party thereafter shall have any obligation to the other, except under Section 11 and RPR's obligation to make payment of any portion of the Initial System Purchase Price that shall have accrued as of the date of such termination, and each Party shall return to the other all Confidential Information disclosed to such Party by the other Party (and all copies, analyses, derivatives, reflections and physical manifestations thereof); provided that each Party shall have the right to retain one copy for archival purposes only.

                (c) Following the termination of this Agreement by IRORI pursuant to Section 12.3: (i) RPR shall return to IRORI all Systems and Enhancements which it has not accepted prior to the effective date of any such termination, at RPR's sole cost and expense; (ii) RPR shall be entitled to retain all Systems and Enhancements which it has accepted and paid the Purchase Price for prior to the effective date of any such termination; (iii) the Right and License with respect to the Systems and Enhancements referred to in clause
(ii) shall become perpetual; and (iv) IRORI shall be entitled to retain all payments of Purchase Price made by RPR prior to the effective date of such termination.

                (d) Following the termination of this Agreement by RPR pursuant to Section 12.3: (i) RPR shall be entitled to retain all Systems and Enhancements which have been delivered to it prior to the effective date of any such termination, to the extent that RPR subsequently accepts and pays for same (including by offsetting any such payment obligations against RPR's claims against IRORI for damages); (ii) RPR shall be entitled to return to IRORI all Systems and Enhancements which have been delivered to RPR prior to the effective date of any such termination that RPR subsequently rejects, and IRORI shall refund in full all payments made by RPR in respect thereof; (iii) the Right and License with respect to the Systems and Enhancements referred to in clause (i) shall become perpetual; and (iv) the Manufacturing License shall become perpetual.

        12.5 Accrued Rights, Surviving Obligations.

                (a) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

                (b) Except as provided in Section 12.4(b), all of the Parties' rights and obligations under Sections 2.4, 2.5(f), 4.3, 5.1, 5.2, 5.4(e), the last sentence of Section 7.1(b), 7.6, 7.7, 8, 9.3, 10, 11, 12.4, 14.1, 14.3,
14.9, 14.14, 14.15, 14.16 and 15 shall survive expiration, termination or relinquishment of this Agreement.

13. FORCE MAJEURE.

        13.1 Events of Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to be in default under or in breach of any provision of this Agreement (other than any obligation to pay money) for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure shall be defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event RPR or IRORI, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement (other than any obligation to pay money) as it is thereby disabled from performing for so long as it is so disabled and the 30 days thereafter. However, the Party giving such notice shall use all reasonable efforts to remedy such inability as soon as reasonably possible or seek an alternative arrangement during the period of such inability.

14. MISCELLANEOUS.

        14.1 Non-Solicitation. During the period commencing on the Effective Date and ending on the 18-month anniversary of the Acceptance Date with respect to the Initial System (or, if RPR has ordered a Second System by such Acceptance Date and subsequently accepts the Second System, the 18-month anniversary of the Acceptance Date with respect to the Second System), neither Party shall solicit, induce, encourage or attempt to induce or encourage any employee of the other Party to terminate his or her employment with such other Party or to breach any other obligation to such other Party.

        14.2 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

        14.3 Assignment.

                (a) This Agreement may not be assigned, in whole or in part, by IRORI without the prior written consent of RPR.

                (b) RPR may assign its rights and obligations under this Agreement to a Third Party provided that: (i) such assignment is of all of such rights and obligations; (ii) such Third Party agrees in writing to be bound by the terms of this Agreement as if it were a party hereto; and (iii) IRORI is paid the applicable Assignment Fee in connection with such assignment. For purposes of this Section 14.3(b), "Assignment Fee" shall mean: (X) *** if, on the effective date of such assignment, IRORI has sold, licensed, leased or otherwise disposed of any interest in a System (or any functionally equivalent system) to or for, or operated a System (or any functionally equivalent system) for the benefit of, *** or fewer Third Parties, and (Y) *** if, on such date, IRORI has sold, licensed, leased or otherwise disposed of any interest in a System (or any functionally equivalent system) to or for, or operated a System (or any functionally equivalent system) for the benefit of, more than *** Third Parties.

                (c) Notwithstanding Sections 14.3(a) and (b), either Party may assign its respective rights and transfer its respective duties hereunder, without the consent of the other Party, to any assignee of all or substantially all of its respective business or in the event of its respective merger, consolidation or similar transaction.

                (d) Any assignment not in accordance with this Section 14.3 shall be void.

        14.4 Binding Effect. This Agreement shall be binding upon the successors and permitted assigns of the Parties, and the name of a Party appearing herein shall be deemed to include the names of such Party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement.

        14.5 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

        14.6 Costs and Expenses. Except as otherwise expressly provided in this Agreement, each Party shall bear all costs and expenses associated with the performance of such Party's obligations under this Agreement.

        14.7 Inconsistency. If there is any inconsistency between the provisions of this Agreement and any other document passing between the Parties, the provisions of this Agreement shall control and be determinative.

        14.8 Notice. Any notice, request or other communication required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by registered or certified mail, postage prepaid (return receipt requested), facsimile transmission (receipt verified) or express courier service (signature


*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

required), to the Party for which such notice is intended, at the address set forth for such Party below:

        (a) In the case of RPR, to:

            500 Arcola Road
            Collegeville, PA  19426
            Attention: General Counsel
            Facsimile No.:  (610) 454-3808

        (b) In the case of IRORI, to:

            IRORI
            11149 North Torrey Pines Road
            La Jolla, CA  92037-1030
            Attention: President
            Facsimile No.:  (619) 546-3083

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If sent by facsimile transmission or express courier service, the date of mailing or transmission shall be deemed to be the date on which such notice or request was given. If sent by registered or certified mail, the third business day after the date of mailing shall be deemed to be the date on which such notice or request was given.

        14.9 Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other Party for any purpose.

        14.10 Public Announcements. Neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld. In the event of a required public announcement, the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other Party a reasonable opportunity to review and comment upon the proposed text.

        14.11 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

        14.12 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. In such event, the Parties agree to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Agreement.

        14.13 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

        14.14 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to its choice of law principles.

        14.15 Arbitration and Choice of Venue.

                (a) Section 14.15(b) below shall apply only in the situation where a similar dispute between IRORI and the Other Partner is being so arbitrated and the two arbitrations can be joined to help ensure a consistent result.

                (b) Except as otherwise provided in this Agreement, any dispute arising out of or relating to any provisions of this Agreement shall be finally settled by arbitration to be held in San Diego, California, under the auspices and then current commercial arbitration rules of the American Arbitration Association. Such arbitration shall be conducted by three arbitrators appointed according to said rules. The Parties shall instruct such arbitrators to render a determination of any such dispute within 30 days after their appointment. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

                (c) Section 14.15(b) shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party or under Section 11.

                (d) For all disputes not described by Section 14.15(a), the Parties agree that such dispute shall be subject to the exclusive jurisdiction of the California State Courts in and for San Diego County, California or, in the event of federal jurisdiction, the United States District Court for the Southern District of California sitting in San Diego County, California; and each Party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts and not to seek the transfer of any case or proceeding out of such courts.

        14.16 Limitation on Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL IRORI BE LIABLE UNDER THIS AGREEMENT FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL OR EXCEPTIONAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR REVENUES).

        14.17 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby.

        14.18 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

        14.19 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

15. SECURITY INTEREST.

        15.1 Security Interest. As collateral security for the prompt and complete payment and performance when due of all the obligations of IRORI to RPR under this Agreement, including but not limited to the obligations contained in
Section 2 hereof, and in order to induce RPR to enter into this Agreement, IRORI hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to RPR, and hereby grants to RPR, a security interest in all of IRORI's right, title and interest in, to and under the following collateral:

        (a) the Initial System (as a work in process), and any raw materials and inventory held by IRORI which are or which were acquired for the purpose of or which are necessary for the completion of the Initial System, all subject to Section 5.2 hereof;

        (b) from and after RPR's delivery of the Option Exercise Notice, the Second System (as a work in process), and any raw materials and inventory held by IRORI which are or which were acquired for the purpose of or which are necessary for the completion of the Second System, all subject to Section 5.2 hereof; and

        (c) all proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits, and products of each of the foregoing.

        15.2 Further Assurances. At any time and from time to time, upon the written request of RPR; and at the sole expense of IRORI, IRORI shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as RPR may reasonably deem necessary or desirable to more perfectly evidence or perfect this security interest, including, without limitation, facilitating the filing of UCC-1 financing statements in all applicable jurisdictions.

        15.3 Remedies. Beginning on the date on which and for the duration of the period within which RPR is entitled to terminate this Agreement pursuant to
Section 12.3, RPR may exercise, in addition to all other rights and remedies granted to it under this Agreement, all rights and remedies of a secured party under the California Uniform Commercial Code. Except during any such period, RPR may not exercise any rights or remedies of a secured party under the California Uniform

Commercial Code. IRORI agrees to pay all fees, costs and expenses of RPR, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies pertaining to this security interest.

        15.4 Right and License in the Event of Breach. Notwithstanding anything in this Agreement to the contrary, IRORI hereby grants RPR, effective solely upon delivery to IRORI by RPR of a notice that RPR has obtained fee title to the Collateral in accordance with the California Uniform Commercial Code (a "Collateral Acquisition Notice"), a non-exclusive, paid-up worldwide right and license during the term of this Agreement and following termination of this Agreement by RPR pursuant to Section 12.4, to make, have made, develop, and use the Initial System and exercise its rights under this Agreement under the IRORI Intellectual Property for the purpose of allowing RPR to have the Initial System manufactured, installed and used by RPR. RPR shall have the right to sublicense the rights granted in the preceding sentence only for the purpose of having a Third Party manufacture, develop and install the Initial System for RPR. Notwithstanding anything in this Agreement to the contrary, IRORI hereby grants RPR, effective solely upon delivery to IRORI by RPR of a Collateral Acquisition Notice, a non-exclusive, paid-up worldwide right and license during the term of this Agreement and following termination of this Agreement by RPR pursuant to
Section 12.4, to make, have made, develop, and use the Second System and exercise its rights under this Agreement under the IRORI Intellectual Property for the purpose of allowing RPR to have the Second System manufactured, installed and used by RPR. RPR shall have the right to sublicense the rights granted in the preceding sentence only for the purpose of having a Third Party manufacture, develop and install the Second System for RPR. However, the rights granted in this Section 15.4 shall apply to the Second System if, and only if, prior to the breach of this Agreement by IRORI which led to the Collateral Acquisition Notice, RPR shall have delivered the Option Exercise Notice pursuant to Section 2.5(b) and RPR shall have paid the portion of the Second System Purchase Price set forth in Section 2.5(g)(i). RPR shall not have the right to assign the Right and License except in connection with an assignment of all of RPR's rights and obligations under this Agreement pursuant to, and in compliance with, Section 14.3.

        15.5 Termination of Security Interest and Rights. The security interest and rights granted in this Section 15 (collectively, the "Post-Breach Rights") shall terminate upon the occurrence of (i) if the Initial System is accepted (or deemed accepted) by RPR prior to RPR's delivery of the Option Exercise Notice, the acceptance (or deemed acceptance) of the Initial System or (ii) if the Option Exercise Notice is delivered before the acceptance (or deemed acceptance) of the Initial System, the acceptance (or deemed acceptance) of the Second System. In either event, the Post-Breach Rights solely with respect to the Initial System shall terminate upon the Acceptance Date of the Initial System.

        IN WITNESS WHEREOF, each of the Parties has caused this Strategic Alliance Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                        RHONE-POULENC RORER PHARMACEUTICALS INC.


                                        By: /s/ John R. Leone
                                           -------------------------------------

                                        Name: John R. Leone
                                             -----------------------------------

                                        Title: Senior Vice President & G.M.
                                              ----------------------------------


                                        IRORI


                                        By: /s/ Riccardo Pigliucci
                                           -------------------------------------

                                        Name: Riccardo Pigliucci
                                             -----------------------------------

                                        Title: Chief Executive Officer
                                              ----------------------------------

                                    EXHIBIT A




                                       ***



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                      ***



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                      ***



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT B

                            PROGRESS PAYMENT SCHEDULE






                                      ***



*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                    EXHIBIT C

                        DESCRIPTION OF INSURANCE COVERAGE





                     Type of Coverage                                Primary Coverage              Umbrella
                     ----------------                                ----------------              --------
Comprehensive General Liability (including Contractual                  $2,000,000*              $9,000,000
Liability)
Personal & Advertising Injury                                           $1,000,000             (incl. in above)
Products and Completed Operations                                       $2,000,000*              $9,000,000



     * $1,000,000 per occurrence and $2,000,000 in the aggregate.